Exhibit 4.4.51 - Third Senior Secured Notes Supplemental Indenture to the Indenture dated as of September 28, 2012, dated as of April 9, 2013, among Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A., The Bank of New York Mellon, as trustee, and Wilmington Trust (London) Limited as additional collateral agent

The taking of any Senior Secured Note Document or any certified copy thereof or any other documents which constitute substitute documentation therefor, or any document that includes written confirmations or references thereto, into Austria as well as printing out any e-mail communication that refers to any Senior Secured Note Document in Austria or sending any e-mail communication to which a pdf-scan of any Senior Secured Note Document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Senior Secured Note Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original documents as well as all certified copies thereof and written and signed references thereto outside of Austria and avoid printing out any e-mail communication which refers to any Senior Secured Note Document in Austria or sending any e-mail communication to which a pdf-scan of any Senior Secured Note Document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature that refers to any Senior Secured Note Document to an Austrian addressee.
THIRD SENIOR SECURED NOTES SUPPLEMENTAL INDENTURE (this “Senior Secured Notes Supplemental Indenture”) dated as of April 9, 2013 among REYNOLDS GROUP ISSUER LLC, a Delaware limited liability company (the “US Issuer I”), REYNOLDS GROUP ISSUER INC., a Delaware corporation (the “US Issuer II” and, together with the US Issuer I, the “US Issuers”), REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A., a company incorporated as a Luxembourg société anonyme (a public limited liability company) (the “Luxembourg Issuer” and, together with the US Issuers, the “Issuers”), BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A., a company incorporated as a Luxembourg société anonyme (a public limited liability company) (“BP I”), the affiliates of the Issuers party hereto (each, an “Additional Senior Secured Note Guarantor” and collectively, the “Additional Senior Secured Note Guarantors”), THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”), principal paying agent, transfer agent, registrar and collateral agent (the “Original Collateral Agent”) and WILMINGTON TRUST (LONDON) LIMITED, as additional collateral agent (the “Additional Collateral Agent”), under the indenture dated as of September 28, 2012, as amended or supplemented (the “Senior Secured Notes Indenture”), in respect of the issuance of an aggregate principal amount of $3,250,000,000 of 5.750% Senior Secured Notes due 2020 (the “Senior Secured Notes”).
W I T N E S S E T H :
WHEREAS pursuant to Section 4.11(a)(i) of the Senior Secured Notes Indenture, each Restricted Subsidiary incorporated or otherwise organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia shall be required to enter into its respective Senior Secured Note Guarantee within 135 days following the Issue Date (or on such later date as may be permitted by the Applicable Representative in its sole discretion);
WHEREAS pursuant to Section 9.01 of the Senior Secured Notes Indenture, BP I, the Issuers, the Trustee and the Collateral Agent are entitled to execute and deliver this Senior Secured Notes Supplemental Indenture;
Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Senior Secured Notes Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Additional Senior Secured Note Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Secured Notes as follows:
1. Guarantee. Each Additional Senior Secured Note Guarantor hereby jointly and severally with all other Senior Secured Note Guarantors unconditionally guarantees the Issuers’ obligations under the Senior Secured Notes and the Senior Secured Notes Indenture on the terms and subject to the conditions set forth in Article X of the Senior Secured Notes Indenture and agrees to be bound as a Senior Secured Note Guarantor by all the other applicable provisions of the Senior Secured Notes Indenture.
2. Ratification of Senior Secured Notes Indenture; Senior Secured Notes Supplemental Indenture Part of Senior Secured Notes Indenture. Except as expressly amended hereby, the Senior Secured Notes Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Senior Secured Notes Supplemental Indenture shall form a part of the Senior Secured Notes Indenture for all purposes, and every holder of a Senior Secured Note heretofore or hereafter authenticated and delivered shall be bound hereby.
3. Governing Law. THIS SENIOR SECURED NOTES SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
4. Trustee, Original Collateral Agent and Additional Collateral Agent Make No Representations. The Trustee, Original Collateral Agent and Additional Collateral Agent make no representations as to the validity or sufficiency of this Senior Secured Notes Supplemental Indenture.
5. Duplicate Originals. The parties may sign any number of copies of this Senior Secured Notes Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
7. No Adverse Interpretation of Other Agreements. This Senior Secured Notes Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers, BP I, BP II, RGHL or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Senior Secured Notes Supplemental Indenture.

8. No Recourse Against Others. No (i) director, officer, employee, manager, incorporator or holder of any Equity Interests in BP I, BP II or any Issuer or any direct or indirect parent corporation or (ii) director, officer, employee or manager of any Additional Senior Secured Note Guarantor, will have any liability for any obligations of the Issuers under the Senior Secured Notes, this Senior Secured Notes Supplemental Indenture, the Senior Secured Notes Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation; provided, however, the foregoing shall not in any manner affect the liability of any Additional Senior Secured Note Guarantor with respect to its Senior Secured Note Guarantee. Each holder of Senior Secured Notes by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Secured Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
9. Indemnity. (a) The Issuers, BP I and the Additional Senior Secured Note Guarantors executing this Senior Secured Notes Supplemental Indenture, subject to Section 10.08 of the Senior Secured Notes Indenture, jointly and severally, shall indemnify the Trustee and each Agent (which in each case, for purposes of this Section, shall include its officers, directors, employees, agents and counsel) against any and all loss, liability, claim, taxes, costs, damage or expense (including properly incurred attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Senior Secured Notes Supplemental Indenture or a Senior Secured Note Guarantee provided herein against the Issuers, BP I or any Additional Senior Secured Note Guarantor (including this Section) and defending itself against or investigating any claim (whether asserted by the Issuers, BP I, any Additional Senior Secured Note Guarantor, any Holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Senior Secured Notes or the removal or resignation of the Trustee or the applicable Agent. The Trustee or the applicable Agent shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve any of the Issuers, BP I or the Additional Senior Secured Note Guarantors executing this Senior Secured Notes Supplemental Indenture of its indemnity obligations hereunder. The Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers’ expense in the defense. Such indemnified parties may have separate counsel and the Issuers, BP I and the Additional Senior Secured Note Guarantors, as applicable, shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party solely through such party’s own willful misconduct, negligence or bad faith.
(a) To secure the payment obligations of the Issuers, BP I and the Additional Senior Secured Note Guarantors in this Section, the Trustee shall have a Lien prior to the Senior Secured Notes on all money or property held or collected by the Trustee other than money or property held to pay principal of and interest on the Senior Secured Notes.
10. Successors and Assigns. All covenants and agreements of the Issuers and the Additional Senior Secured Note Guarantors in this Senior Secured Notes Supplemental Indenture and the Senior Secured Notes shall bind their respective successors and assigns. All agreements of the Trustee in this Senior Secured Notes Supplemental Indenture shall bind its successors and assigns.
11. Severability. In case any one or more of the provisions contained in this Senior Secured Notes Supplemental Indenture or the Senior Secured Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Senior Secured Notes Supplemental Indenture or the Senior Secured Notes.
12. Notices. Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:
If to any of the Issuers or any Additional Senior Secured Note Guarantor:
Level 22
20 Bond Street,
Sydney, NSW 2000, Australia
Attn: Helen Golding
Fax: +61292686693
helen.golding@rankgroup.co.nz
If to the Trustee, Original Collateral Agent, Principal Paying Agent, Transfer Agent or Registrar:
The Bank of New York Mellon
101 Barclay Street 4-E
New York, NY 10286
Attn: International Corporate Trust
Fax: (212) 815-5366
catherine.donohue@bnymellon.com
lesley.daley@bnymellon.com
If to the Additional Collateral Agent:
Wilmington Trust (London) Limited

Third Floor
1 King’s Arms Yard
London EC2R 7AF
Facsimile: +44 (0)20 7397 3601
Attention: Paul Barton
13. Amendments and Modification. This Senior Secured Notes Supplemental Indenture may be amended, modified, or supplemented only as permitted by the Senior Secured Notes Indenture and by written agreement of each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Senior Secured Notes Supplemental Indenture to be duly executed as of the date first above written.
REYNOLDS GROUP ISSUER LLC

by
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Secretary
REYNOLDS GROUP ISSUER INC.

by
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Secretary
REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.

by
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Secretary
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A.

by
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorized Signature

IN WITNESS WHEREOF, the New Guarantors and the Administrative Agent have duly executed this Joinder as of the day and year first above written.
SPIRIT FOODSERVICE PRODUCTS, INC.

by
/s/ Joseph Doyle
Name: Joseph Doyle
Title: Assistant Secretary
SPIRIT FOODSERVICE, INC.

by
/s/ Joseph Doyle
Name: Joseph Doyle
Title: Assistant Secretary
MASTER CONTAINERS, INC.

by
/s/ Joseph Doyle
Name: Joseph Doyle
Title: Assistant Secretary
THE BANK OF NEW YORK MELLON, as Trustee, Principal Paying Agent, Transfer Agent, Registrar and Original Collateral Agent

by
/s/ Catherine F. Donohue
Name: Catherine F. Donohue
Title: Vice President

WILMINGTON TRUST (LONDON) LIMITED, as Additional Collateral Agent

by
/s/ Elaine Lockhart
Name: Elaine Lockhart
Title: Director